Exhibit 4.2

MOLSON COORS INTERNATIONAL LP, as Issuer
and
THE GUARANTORS NAMED HEREIN, as Guarantors
and
COMPUTERSHARE TRUST COMPANY OF CANADA, as Trustee

THIRD SUPPLEMENTAL INDENTURE
Dated as of May 13, 2016
to the
INDENTURE dated as of September 18, 2015

THIS THIRD SUPPLEMENTAL INDENTURE, dated as of May 13, 2016 (this “Third Supplemental Indenture”), to the Indenture dated as of September 18, 2015 (the “Original Indenture”), as supplemented by the First Supplemental Indenture and Second Supplemental Indenture thereto, each dated as of September 18, 2015 (collectively, the “Supplemental Indentures” and, together with the Original Indenture and this Third Supplemental Indenture, the “Indenture”), is entered into among MOLSON COORS INTERNATIONAL LP, a Delaware limited partnership (the “Issuer”), MOLSON COORS BREWING COMPANY, a Delaware corporation (the “Parent Guarantor”), COORS BREWING COMPANY, a Colorado corporation, MOLSON CANADA 2005, an Ontario partnership, CBC HOLDCO LLC, a Colorado limited liability company, COORS INTERNATIONAL HOLDCO, ULC, a Nova Scotia unlimited liability company, MOLSON COORS CALLCO ULC, a Nova Scotia unlimited liability company, MOLSON COORS INTERNATIONAL GENERAL, ULC, a Nova Scotia unlimited liability company, MC HOLDING COMPANY LLC, a Colorado limited liability company, CBC HOLDCO 2 LLC, a Colorado limited liability company, NEWCO3, INC., a Colorado corporation, MOLSON COORS BREWING COMPANY (UK) LIMITED, an English private limited company, MOLSON COORS HOLDINGS LIMITED, an English private limited company, GOLDEN ACQUISITION, an English private unlimited company, and MOLSON COORS HOLDCO INC., a Delaware Corporation (collectively, the “Subsidiary Guarantors” and, together with the Parent Guarantor, the “Guarantors”), and COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company duly existing under the laws of Canada (the “Trustee”).
WHEREAS, Section 10.06 of the Original Indenture provides the Trustee shall execute and deliver an appropriate instrument, including a supplemental indenture, evidencing a release of a guarantee pursuant to the terms thereunder;
WHEREAS, Section 10.06 of the Original Indenture provides that a Subsidiary Guarantor shall automatically be deemed released from all obligations under Article X of the Original Indenture, if at any time when no Event of Default has occurred and is continuing, such Subsidiary Guarantor no longer guarantees (or which guarantee is being simultaneously released or will be immediately released after the release of the Subsidiary Guarantor) Debt of the Parent or the Issuer under (A) the Parent’s or the Issuer’s then existing primary revolving credit facility; (B) the Existing Notes; and (C) the Additional Debt;
WHEREAS, each of MOLSON COORS BREWING COMPANY (UK) LIMITED, MOLSON COORS HOLDINGS LIMITED, GOLDEN ACQUISITION and MOLSON COORS CAPITAL FINANCE ULC has been released as a guarantor under that certain Subsidiary Guarantee Agreement, dated as of June 18, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Subsidiary Guarantee Agreement”) in connection with the Issuer’s revolving credit facility, and has been deemed automatically released from all obligations under Article X of the Original Indenture, together with the concurrent automatic release under the Supplemental Indentures herein;
NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH:
That the parties hereto hereby agree as follows:
Section 1.     Defined Terms; Rules of Interpretation. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Indenture.

The rules of interpretation set forth in the Indenture shall be applied hereto as if set forth in full herein.
Section 2.    Release of Certain Guarantors. The Trustee hereby acknowledges that the Guarantee of MOLSON COORS CAPITAL FINANCE ULC has been automatically released on December 30, 2015 and each of MOLSON COORS BREWING COMPANY (UK) LIMITED, MOLSON COORS HOLDINGS LIMITED and GOLDEN ACQUISITION has been automatically released on the date hereof and that each of MOLSON COORS BREWING COMPANY (UK) LIMITED, MOLSON COORS HOLDINGS LIMITED, GOLDEN ACQUISITION and MOLSON COORS CAPITAL FINANCE ULC has no further obligations under the Indenture, the Notes or the Guarantee and is no longer a Guarantor.
Section 3.    Ratification of Original Indenture: Supplemental Indentures Part of Original Indenture. Except as expressly amended or supplemented hereby, the Original Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Third Supplemental Indenture shall form a part of the Original Indenture for all purposes, and every Holder of any Securities heretofore or hereafter certified and delivered pursuant hereto shall be bound hereby. Except only insofar as the Original Indenture may be inconsistent with the express provisions of this Third Supplemental Indenture, in which case the terms of this Third Supplemental Indenture shall govern and supersede those contained in the Original Indenture, this Third Supplemental Indenture shall henceforth have effect so far as practicable as if all the provisions of the Indenture were contained in one instrument.
Section 4.    Counterparts. This Third Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.
Section 5.    Governing Law. This Third Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable therein without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.
Section 6.    Concerning the Trustee. The recitals contained herein, except with respect to the Trustee’s certification, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Indenture.

IN WITNESS WHEREOF, the parties have caused this Third Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the date first above written.
MOLSON COORS INTERNATIONAL LP

By:	MOLSON COORS INTERNATIONAL GENERAL, ULC, Its General Partner

By:	/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Treasurer
GUARANTORS:
MOLSON COORS BREWING COMPANY

By:	/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Vice President Treasurer
COORS BREWING COMPANY

By:	/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Vice President, Treasurer
MOLSON CANADA 2005

By:	/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Treasurer
CBC HOLDCO LLC

By:	/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Vice President, Treasurer

COORS INTERNATIONAL HOLDCO, ULC

By:	/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Treasurer
MOLSON COORS CALLCO ULC

By:	/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Treasurer
MOLSON COORS INTERNATIONAL GENERAL, ULC

By:	/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Treasurer
MC HOLDING COMPANY LLC

By:	/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Vice President, Treasurer
CBC HOLDCO 2 LLC

By:	/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Vice President, Treasurer
NEWCO3 INC.

By:	/s/ Mark Saks
Name: Mark Saks
Title: Treasurer

MOLSON COORS HOLDCO INC.

By:	/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Vice President, Treasurer
MOLSON COORS BREWING COMPANY (UK) LIMITED

By:	/s/ Simon Kerry
Name: Simon Kerry
Title: Director

By:	/s/ Frederic Landtmeters
Name: Frederic Landtmeters
Title: Director
MOLSON COORS HOLDINGS LIMITED

By:	/s/ Simon Kerry
Name: Simon Kerry
Title: Director

By:	/s/ Frederic Landtmeters
Name: Frederic Landtmeters
Title: Director
GOLDEN ACQUISITION

By:	/s/ Simon Kerry
Name: Simon Kerry
Title: Director

By:	/s/ Frederic Landtmeters
Name: Frederic Landtmeters
Title: Director

COMPUTERSHARE TRUST COMPANY OF CANADA

By:	/s/ Anastassia Tikhomirova
Name: Anastassia Tikhomirova
Title: Corporate Trust Officer

By:	/s/ Charles Cuschieri
Name: Charles Cuschieri
Title: Associate Trust Officer